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                                                                    Exhibit 10.1





Goodman & Company, L.L.P.
Certified Public Accountants


Board of Directors
Yorktownuniversity.com, Inc.

We consent to the reference to this firm under the heading "Experts" in the amended registration statement of Yorktownuniversity.com, Inc. on Form SB-1, to be filed with the Securities and Exchange Commission on or about October 10, 2000, and to the inclusion in such registration statement of our report dated June 14, 2000 (except for Note 8, as to which the date is June 30, 2000) on our audit of the financial statements of Yorktownuniversity.com, Inc. as of May 31, 2000, and for the period from inception, July 19, 1999, to the period then ended.



/s/ Goodman & Company, L.L.P.


One Commercial Place
Norfolk, Virginia
October 5, 2000